UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 8, 2014

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 8, 2014, Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), announced that its wholly owned subsidiary, Noble Drilling (U.S.) LLC (“NDUS”), has reached a final settlement with the United States Department of Justice (the “DOJ”), concluding a previously disclosed investigation commenced in November 2012 into the operations and systems aboard the drillship Noble Discoverer. The settlement also covers claims related to record keeping issues regarding the Kulluk drilling rig, which was previously operated by NDUS. Under the terms of the settlement agreement, NDUS will pay $8.2 million in fines and $4 million toward community services as designated by the DOJ, and serve a four year probation period. Pursuant to a separate agreement, the Company has agreed to implement a fleet-wide environmental management system and compliance plan. The Company previously disclosed that it had reserved $12 million to resolve this matter.

A copy of the related press release issued by the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release issued by Noble Corporation plc dated December 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales
Date: December 8, 2014
	By:	/s/ James A. MacLennan

	Name:	James A. MacLennan
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release issued by Noble Corporation plc dated December 8, 2014.